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Ex. 10(b)
                                   SIGNATURES

I, R. Stephen Radcliffe, Chairman of the Board and President of OneAmerica Funds, Inc. (the "Registrant"), certify to the best of my knowledge:

(1) The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:   September 10, 2003          /s/ R. STEPHEN RADCLIFFE
        ------------------          ------------------------------
                                    R. Stephen Radcliffe
                                    Chairman of the Board and President

I, Constance E. Lund, Treasurer of OneAmerica Funds, Inc. (the "Registrant"), certify to the best of my knowledge:

(1) The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 10, 2003            /s/ CONSTANCE E. LUND
      ------------------            ----------------------
                                    Constance E. Lund
                                    Treasurer